UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2011

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information and commentary by Stacy J. Smith, Senior Vice President and Chief Financial Officer of Intel Corporation, for the quarter ended December 25, 2010 and forward-looking statements relating to 2011 and the first quarter of 2011 as posted on the company’s investor website, intc.com, on January 13, 2011. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), the commentary contains non-GAAP financial measures that exclude the charge incurred in the fourth quarter of 2009 as a result of the settlement agreement with Advanced Micro Devices, Inc. (AMD) in the amount of $1.25 billion, and a charge incurred in the second quarter of 2009 as a result of the European Commission (EC) fine in the amount of €1.06 billion, or about $1.45 billion. These non-GAAP measures also exclude the associated impacts of the AMD settlement on our tax provision.

Management uses operating income, net income, and earnings per share excluding the EC fine and AMD settlement and any related tax impacts of these charges to conduct and evaluate results of the business. We believe that analyzing the trends of the underlying business is aided by the removal of these charges and the associated tax impact of the AMD settlement due to the significant impact they have on comparability. Specifically, management excludes these charges for purposes of period to period comparisons in our budget, planning and evaluation processes. The company discloses this non-GAAP information to enable investors who wish to more easily assess the company’s performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis to our current period results.

The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, these non-GAAP measures do not exclude other income and expenses which may not be part of our ongoing expectations of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: January 14, 2011	Cary I. Klafter Corporate Secretary